                                                                   EXHIBIT 10.15

                              AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT

     THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (this "Agreement") is made and entered into as of the 25th day of January 1999 by and among Virtual Telecom, Inc., a Delaware corporation (the "Company"), and the persons identified on Exhibit A attached hereto (the "Stockholders").

                                R E C I T A L S


     A. The Company and the holders of the issued and outstanding shares of Series B Preferred Stock ("Series B Holders") have previously entered into that certain Investors' Rights Agreement ("Original Agreement") dated December 18, 1997.

     B. In connection with the Company's proposed sale of shares of Series C Preferred Stock, the Company and the Series B Holders wish to amend and restate the Original Agreement for purposes of including the purchasers of the shares of Series C Preferred Stock among the holders of the rights and privileges bestowed by the Company upon the Series B Holders.

                               A G R E E M E N T

     In consideration of the mutual covenants set forth herein, the parties agree as follows:

     SECTION 1

Restrictions on Transferability of Securities;
Registration Rights

     1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

          (a) "Closing" shall mean the date of the initial sale of shares of the Company's Series C Preferred Stock.

          (b) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

     (d) "Holder" shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 1.11 hereof.

     (e) "Initiating Holders" shall mean any Holder or Holders who in the aggregate hold not less than fifty percent (50%) of the outstanding Registrable Securities.

     (f) "Investors" shall mean persons who purchased Shares pursuant to the Series B Agreement or the Series C Agreement.

     (g) "Other Stockholders" shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

     (h) "Registrable Securities" shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above, provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public.

     (i) The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

     (j) "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses and fees and disbursements of counsel for the Holders (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

     (k) "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

     (l) "Rule 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

     (m) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

          (n) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).

          (o) "Series B Agreement" shall mean the Series B Preferred Stock Purchase Agreement dated December 18, 1997 between the Company and the purchasers of the Series B Preferred Stock included among the Stockholders.

          (p) "Series C Agreement" shall mean the Series C Preferred Stock Purchase Agreement of even date herewith between the Company and the purchasers of the Series C Preferred Stock included among the Stockholders.

          (q) "Shares" shall mean either or both, as the case may be, the Company's Series B Preferred Stock and the Series C Preferred Stock.

     1.2  Requested Registration.

          (a) Request for Registration. If the Company shall receive from Initiating Holders at any time or times not earlier than the earlier of (i) eighteen (18) months after the date of this Agreement or (ii) three (3) months prior to the Company's good faith estimate of the date of filing of any registration statement covering an underwritten offering of any of the Company's securities to the general public, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities the aggregate proceeds of which (after deduction for underwriter's discounts and expenses related to the issuance) exceed $5,000,000 the Company will:

              (i) promptly give written notice of the proposed registration to all the Holders; and

              (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

     The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.2:

     (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

     (B) After the Company has initiated two such registrations pursuant to this
Section 1.2(a) (counting for these purposes only registrations which have been declared or ordered effective and pursuant to which securities have been sold and registrations which have been withdrawn by the Holders as to which the Holders have not elected to bear the Registration Expenses pursuant to Section
1.4 hereof and would, absent such election, have been required to bear such expenses);

     (C) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one
(180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

     (D) If the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 1.5 hereof;

     (E) If the Initiating Holders do not request that such offering be firmly underwritten by underwriters selected by the Initiating Holders (subject to the consent of the Company, which consent will not be unreasonably withheld); or

     (F) If the Company and the Initiating Holders are unable to obtain the commitment of the underwriter described in clause (E) above to firmly underwrite the offer.

     (b) Subject to the foregoing clauses (A) through (F), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders; provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for the period during which such disclosure would be seriously detrimental, provided that (except as provided in clause (C) above) the Company may not defer the filing for a period of more than one hundred eighty (180) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

     The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Sections 1.2(b) and 1.12 hereof, include other securities of the

Company, with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

     (c) Underwriting.  The right of any Holder to registration pursuant to
Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds.

     (d) Procedures. If the Company shall request inclusion in any registration pursuant to Section 1.2 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 1.2, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 1. The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.2, if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 1.12 hereof. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 1.2(d), then the Company shall offer to all Holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with
Section 1.12.

     1.3  Company Registration.

          (a) If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Section 1.2 or 1.5 hereof), other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

              (i) promptly give to each Holder written notice thereof; and

              (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.3(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within twenty (20) days after the written notice from the Company described in clause (i) above is mailed or delivered by the Company. Such written request may specify all or a part of a Holder's Registrable Securities.

          (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i). In such event, the right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

     Notwithstanding any other provision of this Section 1.3, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the Company may limit, to the extent so advised by the underwriters, the amount of securities to be included in the registration by the Company's stockholders (including the Holders); provided, however, that the aggregate value of securities (including Registrable Securities) to be included in such registration by the Company's stockholders (including the Holders) may not be so reduced to less than twenty-five percent (25%) of the total value, of all securities included in such registration, and provided further that the Company shall not be required to reduce the number of shares of securities that it is entitled to include in the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section 1.12. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     If shares are so withdrawn from the registration or if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with
Section 1.12 hereof.

     1.4 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1.3 and 1.5 hereof, and the first two registrations pursuant to Section
1.2 hereof and reasonable fees of one counsel for the selling stockholders in the case of registrations pursuant to Section 1.2 which have been declared or ordered effective and pursuant to which securities have been sold shall be borne by the Company; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to Section 1.2 and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 1.2 hereof, except in the event that such withdrawal is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 1.2, in which event such registration shall not be treated as a counted registration for purposes of Section 1.2 hereof, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

     1.5  Registration on Form S-3.

          (a) The Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 1, the Holders of Registrable Securities shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), provided, however, that the Company shall not be obligated to effect any such registration if (i) the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $1,000,000, or (ii) in the event that the Company shall furnish the certification described in paragraph 1.2(b)(ii) (but subject to the limitations set forth therein) or (iii) in a given twelve-month period, after the Company has effected one (1) such registration in any such period or (iv) it is to be effected less than six (6) months, or more than five (5) years, after the date of this Agreement.

          (b) If a request complying with the requirements of section 1.5(a) hereof is delivered to the Company, the provisions of Sections 1.2(a)(i) and
(ii) (including subsections 1.2(a)(ii)(A) through 1.2(a)(ii)(F)) and Section 1.2(b) hereof shall apply to such registration. If the registration is for an underwritten offering, the provisions of Sections 1.2(c) and 1.2(d) hereof shall apply to such registration.

     1.6 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

     (a) Keep such registration effective for a period of ninety (90) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such 90-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 90-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to
Section 13 or 15(d) of the Exchange Act in the registration statement;

     (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

     (c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

     (d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

     (e) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

          (f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

          (g) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

          (h) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 1.2 hereof, the Company will enter into an underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customer contribution provisions.

     1.7  Indemnification.

          (a) The Company will indemnify each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

     (b) Each Holder will, if Registrable Securities held by him are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder and Other Stockholder, and each of their officers, directors, and partners, and each person controlling such Holder or Other Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Stockholders, directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

     (c) Each party entitled to indemnification under this Section 1.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

     (d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     1.8 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 1.

     1.9 Limitations on Registration of Issues of Securities. From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority in interest of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable than the registration rights granted to the Holders hereunder.

     1.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

           (a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act;

           (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements.

           (c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

     1.11 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this
Section 1 may be transferred or assigned by a Holder only to a transferee or assignee of not less than 250,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), provided that the Company is given written notice at the time of or within a reasonable time after such transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes the obligations of such Holder under this Section 1.

     1.12 Allocation of Registration Opportunities. In any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Holders or other selling stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Holders and other selling stockholders requesting inclusion of shares pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by such Holders and other selling stockholders, assuming conversion; provided, however, so that such allocation shall not operate to reduce the aggregate number of Registrable Securities and Other Shares to be included in such registration, if any Holder or other selling stockholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to him pursuant to the above-described procedure, the remaining portion of his allocation shall be reallocated among those requesting Holders and other selling stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares which would be held by such Holders and other selling stockholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and other selling stockholders have been so allocated. The Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares held by stockholders with no registration rights or to include founder's stock or any other shares of stock issued to employees, officers, directors, or consultants, or with respect to registrations under Sections 1.2 or 1.5 hereof, in order to include in such registration securities registered for the Company's own account.

     1.13 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

     1.14 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Section 1.2,
1.3 or 1.5 shall terminate five (5) years after the date of an Initial Public Offering, as defined in Section 2.17 herein.

SECTION 2

Covenants of the Company

     The Company hereby covenants and agrees, so long as any Holder owns any Registrable Securities, as follows:

     2.1 Basic Financial Information. The Company will furnish to each Holder copies of its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, in each case within two (2) business days of filing.

     2.2  Additional Information and Rights.

          (a) The Company will permit any Holder, so long as such Holder (or its representative) owns at least 250,000 Shares, or such number of shares of Common Stock issued upon conversion of 250,000 or more Shares, or any combination thereof (as presently constituted and subject to subsequent adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and the like) and to each Holder which represents that it is a "venture capital operating company" for purposes of Department of Labor Regulation Section 2510.3-101, who requests them (a "Significant Holder") (or a representative of any Significant Holder) to visit and inspect any of the properties of the Company, including its books of account and other records (and make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with the Company's officers and its independent public accountants, all at such reasonable times and as often as any such person may reasonably request.

          (b) The Company will deliver the reports described below in this
Section 2.2 to each Significant Holder:

              (i) As soon as practical after the end of each month and in any event within fourteen (14) days thereafter a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such month and consolidated statements of income and cash flows of the Company and its subsidiaries, for each month and for the current fiscal year of the Company to date, all subject to normal year-end audit adjustments, prepared in accordance with generally accepted accounting principles consistently applied and certified by the principal financial or accounting officer of the Company, together with a comparison of such statements to the corresponding periods of the prior fiscal year and to the Company's operating plan then in effect and approved by its Board of Directors.

              (ii) As soon as practical after the end of each quarter (except for the fourth quarter) and in any event within thirty (30) days thereafter a consolidated balance sheet of the Company and its subsidiaries as of the end of such quarter and consolidated statements of income and cash flows of the Company and its subsidiaries, for each quarter and for the current fiscal year of the Company to date, all subject to normal year-end audit adjustments, prepared in accordance with generally accepted accounting principles consistently applied and certified by the principal financial or accounting officer of the Company, together with a comparison of such statements to the corresponding periods of the prior fiscal year and to the Company's operating plan then in effect and approved by its Board of Directors.

         (iii) As soon as practical after the end of each fiscal year and in any event within ninety (90) days thereafter a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and consolidated statements of income and cash flows of the Company and its subsidiaries, for the fiscal year of the Company then ended, prepared in accordance with generally accepted accounting principles consistently applied and certified by the principal financial or accounting officer of the Company, together with a comparison of such statements to the prior fiscal year and to the Company's operating plan then in effect and approved by its Board of Directors.

         (iv) Annually (but in any event within forty-five (45) days after the commencement of fiscal year 1998 and at least forty-five (45) days prior to the commencement of each fiscal year of the Company thereafter) the financial plan of the Company, in such manner and form as approved by the Board of Directors of the Company, and the holders of at least a majority of the Shares, which financial plan shall include a projected balance sheet and projected statements of income and cash flows as of and for such fiscal year and each of the next two fiscal years thereafter.

         (v) With reasonable promptness, such other information and data with respect to the Company and its subsidiaries as any such person may from time to time reasonably request, provided that the Company possesses such information or may obtain such information without unreasonable expense.

         (vi) As soon as practicable after the end of each fiscal year and in any event within ninety (90) days thereafter, (i) a report from the Company reporting on compliance with the terms and conditions of this Agreement and any other agreement pursuant to which the Company has borrowed money or sold its securities and (ii) a copy of the annual management review letter of the Company's independent public accountants.

         (vi) As soon as practicable after transmission or occurrence and in any event within ten (10) days thereof, copies of any reports or communications delivered to any class of the Company's security holders or broadly to the financial community, including any filings by the Company with any securities exchange, the Securities and Exchange Commission or the National Association of Securities Dealers, Inc.

     (c) The provisions of Section 2.1 and this Section 2.2 shall not be in limitation of any rights which any Holder or Significant Holder may have with respect to the books and records of the Company and its subsidiaries, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the jurisdictions in which they are incorporated.

          (d) Each Significant Holder hereby agrees to hold in confidence and trust and not to misuse or disclose any confidential information provided pursuant to this Section 2.2. The Company shall not be required to comply with this Section 2.2 in respect of any Holder whom the Company reasonably determines to be a competitor or an officer, employee, director or greater than 10% shareholder of a competitor.

          (e) Each Holder who represents to the Company that it is a "venture capital operating company" for purposes of Department of Labor Regulation
Section 2510.3-101 shall in addition have the right to consult with and advise the officers of the Company as to the management of the Company.

     2.3 Right of First Refusal. The Company hereby grants to each Holder who owns any Shares or any shares of Common Stock issued upon conversion of the Shares the right of first refusal to purchase a pro rata share of New Securities (as defined in this Section 2.3) which the Company may, from time to time, propose to sell and issue. A Holder's pro rata share, for purposes of this right of first refusal, is the ratio of the number of shares of Common Stock issued or issuable upon conversion of all Shares owned by such Holder immediately prior to the issuance of New Securities, assuming full conversion of the Shares held by such Holder, to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities, assuming full conversion of the Shares and exercise of all outstanding rights, options and warrants to acquire Common Stock of the Company. Each Holder shall have a right of over-allotment such that if any Holder fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other Holders may purchase the non-purchasing Holder's portion on a pro rata basis within ten (10) days from the date such non-purchasing Holder fails to exercise its right hereunder to purchase its pro rata share of New Securities. This right of first refusal shall be subject to the following provisions:

          (a) "New Securities" shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term "New Securities" does not include (i) securities purchased under the Series C Agreement; (ii) securities issued upon conversion of the Shares; (iii) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company will own more than fifty percent (50%) of the voting power of such business entity or business segment of any such entity; (iv) any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have any equity features including warrants, options or other rights to purchase capital stock and are not convertible into capital stock of the Company; (v) securities issued to employees, consultants, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors; (vi) securities issued to vendors or customers or to other persons in similar commercial situations with the Company if such issuance is approved by the Board of Directors;

(vii) securities issued in connection with obtaining lease financing, whether issued to a lessor, guarantor or other person; (viii) securities issued in a public offering pursuant to a registration under the Securities Act with an aggregate offering price to the public of at least $5,000,000; (ix) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; and (x) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (ix) above.

          (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Holder shall have twenty (20) days after any such notice is mailed or delivered to agree to purchase such Holder's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

          (c) In the event the Holders fail to exercise fully the right of first refusal within such twenty (20) day period and after the expiration of the ten-day period for the exercise of the over-allotment provisions of this Section 2.3, the Company shall have one hundred twenty (120) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within one hundred twenty (120) days from the date of such agreement) to sell the New Securities respecting which the Holders' right of first refusal option set forth in this Section 2.3 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice to Holders pursuant to Section 2.3(b).
In the event the Company has not sold within such 120-day period or entered into an agreement to sell the New Securities in accordance with the foregoing agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Holders in the manner provided in Section 2.3(b) above.

          (d) The right of first refusal granted under this Agreement shall expire seven (7) years from the date of this Agreement.

          (e) The right of first refusal set forth in this Section 2.3 may not be assigned or transferred, except that (i) such right is assignable by each Holder to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Holder, and (ii) such right is assignable between and among any of the Holders.

     2.4 Independent Accountants. The Company will retain independent public accountants of recognized national standing and approved by the holders of at least a majority of the Shares, who shall certify the Company's financial statements at the end of each fiscal year. In the event the services of the independent public accountants so selected, or any firm of independent public accountants hereafter employed by the Company, are terminated, the Company will promptly thereafter notify the Holders and will request the firm of independent public accountants whose services are terminated to deliver to the Holders a letter from such firm setting forth the reasons for the termination of their services. In the event of such termination, the Company will promptly thereafter engage another firm of independent public accountants of recognized national standing. In its notice to the Holders the Company shall state whether the change of accountants was recommended or approved by the Board of Directors of the Company or any committee thereof.

     2.5 Attendance at Board Meetings. The Company shall reimburse the reasonable out-of-pocket expenses incurred by each of the Stockholders' nominees to the Board of Directors incurred in connection with the attendance of those directors at any meeting of the Board of Directors. Each Significant Holder (or its representative) shall have the right to attend, at its own expense, all meetings of the Board of Directors, which shall be held on a quarterly basis, in a nonvoting observer capacity, to receive notice of such meetings and to receive the information provided by the Company to the Board of Directors; provided, however, that the Company may require as a condition precedent to any Holder's rights under this Section 2.5 that each person proposing to attend any meeting of the Board of Directors and each person to have access to any of the information provided by the Company to the Board of Directors shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so received during such meetings or otherwise; and, provided further, that the Company reserves the right not to provide information and to exclude such Significant Holder (or its representative) from any meeting or portion thereof if delivery of such information or attendance at such meeting by such Significant Holder (or its representative) would result in disclosure of trade secrets to such holder or its representative or would adversely affect the attorney-client privilege between the Company and its counsel or if such Significant Holder or its representative as a direct competitor of the Company.

     2.6 Key Person Life Insurance. The Company has as of the date hereof term life insurance on the lives of Neil Gibbons and Daniel Huber in the amount of $1,500,000 each. The Company will cause to be maintained the term life insurance required by this Section 2.6 hereof, except as otherwise decided in accordance with policies adopted by the Company's Board of Directors. Such policies shall name the Company as loss payee and shall not be cancelable by the Company without prior approval of the Board of Directors.

     2.7 Compliance with Requirements of Government Authorities. The Company and all its subsidiaries shall duly observe and conform to all valid requirements of governmental authorities relating to the conduct of their businesses or to their properties or assets.

     2.8 Maintenance of Corporate Existence, etc. The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights in or to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it or any subsidiary and deemed by the Company to be necessary to the conduct of their business.

     2.9 Substantial Changes. The Company shall not, without the approval of the holders of at least a majority of the Shares, enter into any agreement or understanding with any other person regarding the merger, liquidation or sale of all or substantially all of the assets of the

Company or engage in any business activity which is fundamentally different from that in which it is currently engaged.

     2.10 Amendment of Corporate Documents. The Company shall not, without the approval of the holders of at least a majority of the Shares, amend its Certificate of Incorporation, Certificate of Designations or Bylaws.

     2.11 Stock Arrangements. The Company shall not, without the approval of the holders of at least a majority of the Shares, declare or pay any dividends to any stockholders of the Company, create any new security, issue or repurchase any of its capital stock, or grant an option or right to subscribe for, purchase or acquire any of its capital stock. Each acquisition of any shares of capital stock of the Company or any option or right to acquire any shares of capital stock of the Company will be conditioned upon the Company and such purchaser of an agreement substantially in a form approved by the holders of at least a majority of the Shares and the Board of Directors of the Company.

     2.12 Acquisitions. The Company shall not, without the prior approval of the holders of at least a majority of the Shares, acquire any assets having an aggregate value greater than $200,000 or any capital stock of another business entity, in each case other than as provided for in the Company's approved budget.

     2.13 Indebtedness. The Company shall not, without the prior approval of the holders of at least a majority of the Shares, incur any indebtedness in excess of amounts contained in the Company's approved budget, other than trade credit incurred in the ordinary course of business.

     2.14 Extension of Credit. The Company shall not, without the prior approval of the holders of at least a majority of the Shares, extend credit by any method or in any form or manner other than open account credit extended to customers in the ordinary course of business.

     2.15 Compensation of Employees. The Company shall not, without the prior approval of the holders of at least a majority of the Shares, (i) appoint or dismiss any of its directors or employees who are paid more than $ 10,000 per month, (ii) vary the terms of employment or the compensation payable to any of its directors or employees who are paid more than $ 10,000 per month (other than Neil Gibbons and Daniel Huber) except as provided for in the Company's approved budget or (iii) vary the terms of employment or the compensation payable to Neil Gibbons and Daniel Huber from that approved by the Board of Directors of the Company at its most recent annual meeting.

     2.16 Transactions with Affiliates. The Company shall not, without the approval of the holders of at least a majority of the Shares and the disinterested members of the Company's Board of Directors, engage in any loans, leases, contracts or other transactions or vary the terms of any existing agreements with any director, officer, key employee or stockholder of the Company, or any member of any such person's immediate family, including the parents, spouse, children and other relatives of any such person.

     2.17  Rights of Stockholders.  Notwithstanding the provisions of Sections
2.10 and 2.11, the Company shall not, without the prior approval of each of the Stockholders, (i) amend its Certificate of Incorporation, its Bylaws, this Agreement, that certain Series C Preferred Stock Purchase Agreement of even date herewith between the Company and the Stockholders, and that certain Amended and Restated Co-Sale Agreement of even date herewith by and among the Company, Neil Gibbons, Daniel Huber and the Stockholders, (ii) enter into any agreement providing for the liquidation, dissolution or winding up of the Company or any of its subsidiaries, (iii) enter into any agreement providing for the merger or consolidation of the Company with or into another corporation in which the Company is not the surviving Company, or the sale of substantially all of the Company's assets, (iv) increase, alter or reduce the authorized capital stock of the Company, or (v) issue any shares of capital stock except (a) in accordance with the exception set forth in Section 2.11 of this Agreement, or (b) in connection with an Initial Public Offering. For purposes of this Section 2.17, the term "Initial Public Offering" shall refer to the initial public offering of securities of the Company or any subsidiary underwritten on a firm commitment basis by one or more U.S. broker-dealers or European banks and the subsequent listing of those securities on any U.S. or European stock exchange. Notwithstanding Section 3.2 herein, the provisions of this Section 2.17 shall inure solely to the benefit of the Stockholders and shall not be assignable by them and any attempted assignment by a Stockholder shall be void and without effect.

SECTION 3

Miscellaneous

          3.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware. If any action or proceeding shall be brought by any party in order to enforce any right or remedy under this Agreement, each party hereby consents to submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the State of California.

          3.2 Assignment of Rights. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives. The rights of the Stockholders hereunder are only assignable (a) by each of such Stockholders to any other Stockholder, (b) to one or more affiliates of such Stockholders, or (c) to one or more persons or entities organized by the Stockholders for the purpose of investing in the Preferred Stock.

          3.3 Entire Agreement; Amendment; Waiver. This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. In particular, this Agreement shall amend and restate and effectively supersede the Original Agreement. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and each of the Stockholders and any such amendment, waiver, discharge or termination shall be binding on all the Holders, but in no event shall the obligation of any Holder hereunder be materially increased, except upon the written consent of such Holder.

          3.4 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally by hand or nationally recognized courier addressed (a) if to a Holder, as indicated on the list of Stockholders attached hereto as Exhibit A, or at such other address as such Holder or permitted assignee shall have furnished to the Company in writing, or (b) if to the Company, at 12 Avenue Des Morgines, 1213 Petit-Lancy 1, Geneva, Switzerland, or at such other address as the Company shall have furnished to each Holder in writing. All such notices and other written communications shall be effective (i) if personally delivered, upon delivery and
(ii) if delivered by courier, one (1) day after being entrusted to a reputable overnight delivery service.

          3.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement or any waiver on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

          3.6 Rights; Separability. Unless otherwise expressly provided herein, a Holder's rights hereunder are several rights, not rights jointly held with any of the other Holders. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          3.7 Information Confidential. Each Stockholder acknowledges that the information received by it pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Stockholder is required to disclose such information by a governmental body.

          3.8 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference.

          3.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          3.10 Indemnification.

               (a) Indemnification by the Company. The Company agrees to and does hereby indemnify and hold each Stockholder, their successors and assigns and their shareholders, directors, officers, employees and agents, harmless from and against any and all loss, damage, liability, injury, cost and expense (including attorneys fees) incurred by such party in connection with or arising from: (a) the non-performance, partial or total, by the Company of any of its agreements and covenants contained in this Agreement; (b) the inaccuracy of any representation of the Company contained or referred to in this Agreement; and
(c) any and all actions, suits, proceedings, demands, assessments or judgments, cost and expenses incidental to any of the foregoing matters set forth in this
Section 3.10.

               (b) Indemnification Procedure.

                   (1) In order for a Stockholder to be entitled to any indemnification provided for under this Agreement, such Stockholder must notify the Company in writing of the claim within thirty (30) business days after receipt or knowledge by such Stockholder of such claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Company can demonstrate actual monetary prejudice as a direct or indirect result of such failure. Thereafter, the Stockholder shall deliver to the Company, within thirty (30) business days' time after the Stockholder's receipt thereof, copies of all notices and documents (including court papers) received by the Stockholder relating to the claim.

          (2) If a claim is made against a Stockholder, the Company will defend such claim, at its expense, with counsel selected by the Company but reasonably satisfactory to the Stockholder. The Stockholder shall have the right to participate in the defense thereof and to employ counsel, which shall be at its own expense, unless the parties are co-defendants, in which case the Company shall bear such expense separate from the counsel employed by the Company. The Company shall be liable for the fees and expenses of counsel employed by the Stockholder for any period during which the Company has not assumed the defense thereof (other than after the thirty (30)-day period described in Section 3.10(b)(1) if the Stockholder shall have failed to give notice of the claim). All the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention after reasonable notice of the need therefor and (upon the Company's request) the provision to the Company of records and information which are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company shall keep the Stockholder fully informed of the status of the claim and shall furnish the Stockholder such information and documents as it may request concerning the claim. The Stockholder shall have the right to monitor the Company's defense or challenge of the claim. If the Stockholder determines, in its reasonable discretion, that the Company's conduct of the defense may subject the Stockholder to a criminal fine or penalty, or adverse economic harm, the Stockholder may obtain, at the Company's expense, counsel or other advisors of the Stockholder's own choosing to defend or challenge the claim. The Company shall have no liability under this Section 3.10 for any settlements entered into by the Stockholder without the prior written consent of the Company.

          IN WITNESS WHEREOF, the parties hereto have executed this Investors Rights Agreement effective as of the day and year first above written.

                                 "COMPANY"

                                 VIRTUAL TELECOM, INC.
                                 a Delaware Corporation


                                 By: /s/ Neil G. Gibbons
                                     ----------------------------------------
                                     Neil G. Gibbons, Chief Executive Officer

EXHIBIT A

List of Stockholders


Name and
Address of Investor                                 Signature


Alta-Berkeley V, C.V.                  /s/ Alta-Berkeley V, C.V.
Leidseplein 29                         -------------------------
1017 PS Amsterdam (Postbus 1970)
1000 GS Amsterdam
The Netherlands


Alta-Berkeley V, S by S, C.V.          /s/ Alta-Berkeley V, S by S, C.V.
Leidseplein 29                         ---------------------------------
1017 PS Amsterdam (Postbus 1970)
1000 GS Amsterdam
The Netherlands


Alta-Berkeley Nordic Partners, KY      /s/ Alta-Berkeley Nordic Partners, KY
Aleksanterinkaru 15B                   -------------------------------------
00100 Helsinki
Finland


NeSBIC Converging Technologies Europe (CTE)
Fund B.V.                         /s/ NeSBIC Converging Technologies Europe CTE)
Savannahweg 17                    ----------------------------------------------
3542 AW
Utrecht
The Netherlands


GIMV                                   /s/ GIMV
Karel Oomsstraat 37                    --------
B-2018 Antwerp
Belgium